CONTRACT FOR EMPLOYMENT

     New Dynamic Media, Inc., a Florida corporation, located at 4809 NW 19th Street, Coconut Creek, Florida 33063, hereinafter referred to as "Employer", and Garland E. Harris, hereinafter referred to as "Employee", in consideration of the mutual promises made herein, agree as follows:

ARTICLE  1.     EMPLOYMENT

     ACCEPTANCE  OF  EMPLOYMENT.  Employer  hereby employs Employee and Employee
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hereby  accepts  employment  with  Employer.

     TERM  OF  EMPLOYMENT.  The employment period will begin on July 1, 2003 and
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shall  continue  for  a period of one year unless soon terminated by the parties hereto.

ARTICLE  2.     DUTIES  OF  EMPLOYEE

     DUTIES  AND  PERFORMANCE.  Employee is hereby hired to perform services for
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Employer  in  the  capacity  of  President and Chief Executive Officer.  In such capacity, Employee agrees to devote all of Employee's time and attention to the performance of Employee's duties pursuant to this Agreement, and shall perform
such  duties  to  the best of Employee's ability.   Employee at all times during
the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in effect or as subsequently modified or enacted by Employer, governing the conduct of employees of the Employer.

     SATISFACTORY  PERFORMANCE  OF  DUTIES.  The  employment  of  Employee shall
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continue  only  as long as the services rendered by Employee are satisfactory to
Employer, notwithstanding any other provision contained in this Agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory.

     OBLIGATIONS  TO  THIRD  PARTIES.   Employee  warrants  and  represents that
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Employee  has  the  ability to enter into this Agreement, that entering into and performing under this Agreement will not violate Employee's agreement with any third party, and that there exist no restrictions or obligations to any third parties which will restrict Employee's performance of duties under this Agreement.

ARTICLE  3.     COMPENSATION

     BASE  COMPENSATION.  As  compensation for the services rendered by Employee
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under this agreement, Employee shall be paid and annual base salary of $100,000, less  applicable  taxes.

     VACATION BENEFITS.  Employee shall be entitled to paid vacation for 2 weeks
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per  year  during  the  term  of  the  Agreement.

     OTHER  BENEFITS.   In  addition  to  any other benefits or compensation set
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forth  herein, Employer may in its discretion provide to Employee any additional benefits  and  incentive  as  my  from  time  to  time  be  available.
ARTICLE  4.     EMPLOYER'S  RECORDS  AND/OR  TRADE  SECRETS

     OWNERSHIP  OF  EMPLOYER'S  RECORDS.  (a)  All  records  of  the accounts of
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Employer,  of any nature, whether existing at the time of Employee's employment, procured through the efforts of Employee, or obtained by Employee from any other source, and whether prepared by Employee or otherwise, shall be the exclusive property of Employer regardless of who actually purchased the original book, record or magnetic storage unit on which such information is recorded.

     (b) All such records and/or Trade Secrets shall be immediately returned to Employer by Employee on any termination of employment, whether or not any dispute exists between Employer and Employee at, regarding, and/or following the termination of employment.

     RESTRICTION  ON  USE OF TRADE SECRETS AND RECORDS.  (a)  During the term of
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this Agreement, Employee shall have access to and become acquainted with various trade secrets, consisting of formulas, programs, patterns, devices, inventions, processes, compilations of data and information, sources of data and information, records and specifications, all of which are owned by Employer and regularly used in the operation of Employer's business.

     (b) All files, records, documents, drawings, specifications, programs, equipment and similar items relating to the business of Employer, whether they are prepared by Employer or by Employee, or come into Employee's possession in any other way and whether or not they contain or constitute trade secrets owned by Employer, are and shall remain the exclusive property of Employer and shall not be removed from the premises of Employer under any circumstances whatsoever without the prior written consent of Employer.

     (c) Employee promises and agrees that Employee shall not misuse, misappropriate, give, sell, furnish, nor disclose, whether for consideration or for no consideration, and whether or not during or following Employee's employment with Employer, or at any other time thereafter, any trade secrets described herein, directly and indirectly, or use them in any way or manner, for Employee's own benefit or the benefit of others, except as required in the course and scope of Employee's employment with the Employer. Employee agrees and promises not to make known to other person, firm, or corporation the names, addresses or any other information of any Employer's customers or vendors, or call on, solicit, or take away any of the customers of Employer on whom Employee called on or with whom Employee became acquainted with during his or her employment herein.

     (d) Employee agrees that the use or dissemination of any trade secrets as described above, whether by Employee or by other person or entity, constitutes unfair trade practices. Employee agrees to not employ unfair trade practices whether during the term of this Agreement or at any time thereafter.


ARTICLE  5.     GENERAL  PROVISIONS

     NOTICES.   Any  notices  to  be  given  by either party to the other may be
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effected  either  by  personal  delivery  in  writing or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of Employer.

     ENTIRE  AGREEMENT.  This Agreement supersedes any and all other agreements,
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either  oral  or  written, between the parties with respect to the employment of
Employee by Employer for the purposes set forth in Article 2, and contains all of the covenants and agreements between the parties with respect to such employment whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     PARTIAL  INVALIDITY.  If any provision in this Agreement is held by a court
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of  competent  jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

     LAW GOVERNING AGREEMENT.  This Agreement shall be governed by and construed
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in  accordance  with  the  laws  of  the  State  of  Florida.

     ATTORNEY'S FEES AND COSTS.   If any legal action is necessary or brought in
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any  court  or arbitration proceeding, to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs, and necessary expenses, in addition to any other relief to which such party may be entitled. This provision shall be construed as applicable to the entire contract.

     This  Agreement  is  entered  into  this  _____ day of _____________, 2003.

NEW  DYNAMIC  MEDIA,  INC.


______________________________
Name:
Title:

EMPLOYEE

/s/ Garland  E.  Harris
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Garland  E.  Harris